Exhibit 99.1

ROBBERY UPDATE: MCEWEN MINING MAINTAINS PRODUCTION GUIDANCE

TORONTO, ONTARIO - (April 8, 2015) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) maintains 2015 production guidance at our El Gallo Mine in Sinaloa, Mexico despite yesterday’s robbery.

Gold production in Q1 2015 was 15,243 ounces, which was 17% higher than guidance due to a 4% higher than expected gold grade and better recoveries.

Production in Q2 2015 is expected to be strong at 14,000 ounces of gold, despite the theft of 7,000 ounces. We appreciate the rapid response of the Sinaloa State and local police who continue to investigate with our full cooperation. We are also working with our insurance carrier and expect to recover the majority of the losses.

El Gallo Mine	Q1 2014	Q1 2015 (1)	2015 Guidance
Ore production (tonnes)	359,402	294,806	850,000
Average gold grade (gpt)	1.16	2.71	2.60
Gold produced (oz)	9,295	15,243	50,000
Silver produced (oz)	4,195	11,084	20,000

(1) Although believed by management to be accurate, information provided for production, tonnes and grade is preliminary and may consequently differ from final results expected to be disclosed in the Company’s forthcoming Form 10-Q. Any differences are expected to be positive.

Due to upgrades to the processing plant, approximately 30 days of production in concentrates were in the refinery at the time of the robbery. Fortunately, no one was seriously injured and there was no damage to the plant. Mining and processing activities were not impacted and continue uninterrupted.

Management is reviewing its security procedures and will implement additional and more robust systems in the near future.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable gold producer focused in the Americas. McEwen Mining’s principal assets consist of the gold/silver San José Mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules copper project in San Juan, Argentina. McEwen Mining has 306 million shares fully diluted at April 8, 2015. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company.

TECHNICAL INFORMATION

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrator National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, existing insurance coverage and future availability of insurance, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other mining risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

Craig Stanley Vice President - Corporate Development Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 E-mail: info@mcewenmining.com